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     STRICTLY CONFIDENTIAL
--------------------------------------------------------------------------------








                                 WEDGESTONE FINANCIAL



                        Fairness Opinion Presentation to the
                               Special Committee of the
                                  Board of Directors


                                   January 30, 1998








                                                         COMMONWEALTH ASSOCIATES
                                                                830 THIRD AVENUE
                                                             NEW YORK, NY 10022

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CONFIDENTIAL

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     WEDGESTONE FINANCIAL
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OUTLINE OF PRESENTATION

                                                                     TAB

Executive Summary                                                     I
Background and Chronology of Events                                   II
Summary Results of Valuation Methodologies                            III
Trading and Transaction Comparables                                   IV
5-Year Business Plan, Management and Operating Assumptions            V

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CONFIDENTIAL                         (i)               COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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OUTLINE OF PRESENTATION

EXHIBITS                                                                   PAGE
---------                                                                  -----
Three Year Weekly Stock Price History                                     6
Analysis of Offer Premium to the Co.'s Historical Average Trading Prices  8
Valuation Results                                                         11
Discounted Net Income Analysis                                            12
Derivation of Weighted Average Cost of Capital                            13
     (Assuming Maintenance of NOL)
Discounted Cash Flow: Stand Alone                                         14
     (Assuming Maintenance of NOL)
Derivation of Weighted Average Cost of Capital                            15
     (Assuming Full Loss of NOL)
Discounted Cash Flow: Stand Alone                                         16
     (Assuming Full Loss of NOL)
Historical P/E Ratios Applied to 1997 Estimated EPS                       18
Management's Projected Financials                                         21-25

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CONFIDENTIAL                         (ii)              COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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                                  EXECUTIVE SUMMARY


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CONFIDENTIAL                                            COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     EXECUTIVE SUMMARY

     Commonwealth Associates has been requested by the Special Committee to the Board of Directors of Wedgestone Financial ("Wedgestone") to render an opinion as to the fairness, from a financial point of view, to the shareholders of Common Stock of Wedgestone of the proposed tender offer ("The Offer") by Wedgestone to purchase shares of Common Stock of Wedgestone at $.65 per share, net to the seller in cash.

     Wedgestone, with a current market capitalization of approximately $7.2 million and $6.8 million of net debt, is a manufacturer of Specialty Automotive Parts including bumpers and tubing products. The Company maintains manufacturing facilities in St. James, Minnesota and Irwindale, California, as well as a plating plant in Industry City, California.

     The Company's "fair value" has been particularly difficult to determine due to the lack of publicly traded comparables and the Company's decision not to solicit third party offers. However, based on various discounted cash flow analyses, the company's historical trading partners, and other financial analyses, we have determined that the purchase price of $.65 is fair.

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CONFIDENTIAL                         (2)                COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     ADDITIONAL DISCLOSURE

     Within the past 12 months Commonwealth has conducted work for, and received fees from, two companies for which one of Wedgestone's surviving shareholders currently serves as a director.


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CONFIDENTIAL                         (3)                COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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                 ----------------------------------------------------
                             BACKGROUND AND CHRONOLOGY
                                     OF EVENTS
                ----------------------------------------------------



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CONFIDENTIAL                                            COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     CHRONOLOGY:


     October 29, 1997    Initial Meeting with Jay Shaw, Chairman of Wedgestone

     November 3, 1997    Initial Submission of Commonwealth Engagement Proposal

     November 14, 1997   Resubmission of Commonwealth Engagement Proposal

     December 8, 1997    Commonwealth notified that it had been selected by the
                         Special Committee to the Board of Directors to deliver to the Committee an opinion as to fairness of the Offer

     December 11, 1997   Commonwealth Due Diligence Trip toSt. James, MN Factory

     December 12, 1997   Commonwealth Due Diligence Trip to Irwindale, CA
                         Facility

     January 19, 1998    First Presentation to the Board's Special Committee


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CONFIDENTIAL                     (5)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     THREE YEAR WEEKLY STOCK PRICE HISTORY

          Over the last three years Wedgestone's highest weekly closing trading price of $.78125 occurred on January 9, 1995. Wedgestone's lowest closing trading price of $.20 occurred on May 9, 1997.

                                       [GRAPH]

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CONFIDENTIAL                     (6)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     MARKET PRICE FOR COMMON STOCK

          We have reviewed the trading history of the Common Stock and determined that the Offer represents a significant premium over the historic average market prices for the Company's Common Stock. In arriving at this conclusion, we examined the average daily closing market price for various periods from April 8, 1994 to January 29, 1998. We have concluded that (i) while the single highest closing price per share of Common Stock since April 8, 1994 was $0.875 on November 7, 1994; the Company's average weekly closing price over this period has been approximately $.33. Since September 14, 1996, the closing market price has not been above $0.65 per share; and (iii) the Offer represents an approximate 94% premium over the average weekly closing prices for the Common Stock since April 8, 1994. Additionally, the Offer represents a 49%, 75% and 110% premium to the average daily closing prices in calendar year 1995, 1996, and 1997 respectively. While acknowledging the existence of higher and lower "take-over" premiums, we consider the Common Stock's recent trading history as favorable to our opinion as to the fairness of the consideration to be received by the Public Shareholders pursuant to the terms of the Offer.

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CONFIDENTIAL                     (7)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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ANALYSIS OF OFFER PREMIUM TO THE COMPANY'S HISTORICAL AVERAGE TRADING PRICES


                                                               $0.65
               Proposed Offer Price Per Share                          Premium
                                                                       of $.65
                                                                       Offer
                                                                       Over
                                                              Average  Average
                                                              Trading  Price Per
           Trading Period                                     Price*   Share

-----------------------------------------------------------   -------- --------
 Last reported trading price on January 28, 1998               $0.35        86%

 December 29, 1997 to January 28, 1998 (last month)            $0.31       110%

 October 27, 1997 to January 28, 1998 (last three months)      $0.36        81%

 July 25, 1997 to January 28, 1998 (last six months)           $0.31       107%

 January 27, 1997 to January 28, 1998 (last twelve months)     $0.31       111%


 Average Daily Closing Price in Calendar Year 1997             $0.31       110%

 Average Daily Closing Price in Calendar Year 1996             $0.37        75%

 Average Daily Closing Price in Calendar Year 1995             $0.44        49%

 April 8, 1994 to December 30, 1994                            $0.18       265%


 Average Weekly Closing Trade Price:  April 8, 1994 to         $0.33        94%
 January 23, 1998



* Data represents the average daily closing trade prices as reported by Bloomberg Financial, LLP.

N.B. -- as indicated on previous charts, the Company's stock price has closed at prices above $.65. The last time this occurred was on September 13,1996 when the closing trade price was $68.

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CONFIDENTIAL                     (8)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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                     --------------------------------------------
                                  SUMMARY RESULTS OF
                               VALUATION METHODOLOGIES
                     -------------------------------------------





--------------------------------------------------------------------------------
CONFIDENTIAL                     (8)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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VALUATION PROCESS

          We have estimated Wedgestone's potential value using the following financial methodologies:

          -    Stand Alone Discounted Net Income

          -    Stand Alone Discounted Cash Flow (assuming maintenance of NOL)

          -    Stand Alone Discounted Cash Flow (assuming full loss of NOL)

          -    Historical P/E Ratios Applied to 1997 Estimated EPS

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CONFIDENTIAL                     (10)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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     VALUATION RESULTS

          Based on our analysis, the following range of values per Wedgestone share was obtained:

                                                             INDICATED RANGE
           VALUATION METHODOLOGY                            OF VALUE PER SHARE
          ---------------------------------                 ------------------
          Stand Alone Discounted Net Income                    $.58 - $.74

          Stand Alone Discounted Cash Flow                     $.51 - $.81
            (assuming maintenance of NOL)

          Stand Alone Discounted Cash Flow                     $.37 - $.61
            (assuming full loss of NOL)

          Historical P/E Ratios Applied to 1997 Estimated EPS  $.26 -$1.01

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CONFIDENTIAL                     (11)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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DISCOUNTED NET INCOME ANALYSIS (1)
(In thousands, except per share amounts)


                          ACTUAL                 FORECAST
                         --------  -------------------------------------
                            1996     1997   1998*    1999  2000    2001
                         --------  -------- ------  ----- ------  ------
      Net Income           1,373    2,752   2,344   2,516  2,352   1,942



                                                        Total Equity Value
                                                        -------------------

                                                   Terminal Net Income Multiple
                                                  -----------------------------
                                                     6x     7x     8x      9x
                                                  -----------------------------
                  Discount Rate*   12.36%         13,047  14,265  15,483  16,702
                  -------------

                                                    Implied Per Share Value(2)
                                                    ---------------------------

                                                  -----------------------------
                                                   Terminal Net Income Multiple
                                                  -----------------------------
                                                     6x     7x     8x      9x
                  Discount Rate*   12.36%          $0.58  $0.64  $0.69   $0.74
                  -------------


--------------------------------

(1)  Valuation calculations performed using 1998-2001 projections
(2) Shares outstanding are fully diluted, including 995,000 options, exercisable at $.31, accounted for using Treasury Methodology.
* Using the Compound Annual Return for Small Company Stocks, 1926-1990, as published STOCKS, BONDS, BILLS, AND INFLATION 1994
          Yearbook, published by Ibbotson Associates

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CONFIDENTIAL                     (12)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL: ASSUMING MAINTENANCE OF NOL


     Assumptions:                             Wedgestone
    ---------------------------------      --------------
     Pre-tax cost of debt (1)                  13.59%
     Rf (Risk Free Rate) (2)                    5.75%
     Rm (Market Return) - Rf (3)               12.25%
     T (Effective Tax Rate) (4)                10.00%

     Beta (Equity) (5)                           0.58
     Cost of Equity = Rf + Beta * (Rm - Rf)
     COST OF EQUITY                            12.86%

     Debt/Capitalization                       51.16%
     Equity/Capitalization                     48.84%

     WACC (6)                                  12.53%
          ---------------------------------      --------------



------------------------------------------------------

     (1) Represents current pre-tax cost of debt (LTM Interest Expense/Average Total Debt).

     (2)  Based on 10 year treasury @ 12/19/97.

     (3)  Reflective of a required Mezzanine Financing return of 18%.

     (4)  Accounting for NOL carryforwards.

     (5)  Long term Beta vs. the S&P 500 as per Bloomberg @ 12/19/97

     (6)  WACC = (Debt/Capitalization) * After Tax Cost of Debt +
          (Equity/Capitalization) * Cost of Equity.

--------------------------------------------------------------------------------
CONFIDENTIAL                     (13)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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DISCOUNTED CASH FLOW ANALYSIS: ASSUMING MAINTENANCE OF NOL (1)
(In thousands, except per share amounts)


                                            Actual                                 Forecast
                                           ---------     -----------------------------------------------------------
                                                1996        1997            1998        1999        2000        2001
                                           ---------     --------       --------   ---------    --------   ---------
 Net Income                                  1,373         2,752          2,344       2,516       2,352       1,942
 Plus:     Interest                          1,126           849            602         349         152         124

 Less:     Other Expense (Income)             (116)          374            (44)        (43)        -           -

 Plus:     Deferred Income Taxes               (82)         (439)           (45)      1,167       1,090         900
 Plus:     Depreciation & Amortization         771           911            773         723         471         466

 Less:     Increase/(Decrease) in           (2,638)       (1,209)          (263)        201         746         710
           Working Capital

 Less:     Capital Expenditures               (933)       (1,032)          (500)       (500)       (500)       (500)

 Free Cash Flow                              4,787         2,206          2,867       4,413       4,311       3,642




                                                                                                 Total Equity Value*
                                                                                                 -------------------

                                                                                          -------------------------------
                                                                                             Terminal Cash Flow Multiple
                                                                                          -------------------------------
                                                                                              4x      5x      6x       7x
                                        Discount Rate        12.53%                        11,319   13,590  15,862   18,133
                                          (WACC)



                                                                                              Implied Per Share Value(2)
                                                                                              ---------------------------

                                                                                         --------------------------------------
                                                                                             Terminal Cash Flow Multiple
                                                                                         --------------------------------------
                                                                                           4x       5x      6x         7x
                                        Discount Rate        12.53%                      $0.51     $0.61   $0.71     $0.81
                                          (WACC)



      ----------------------------------------
     (1) Valuation calculations performed using Wedgestone management's 1998-2001 projections
     (2) Shares outstanding are fully diluted, including 995,000 options, exercisable at $.31, accounted for using Treasury Methodology.
     * After subtracting net debt of $6.823m from the implied total enterprise value

--------------------------------------------------------------------------------
CONFIDENTIAL                     (14)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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DERIVATION OF WEIGHTED AVERAGE COST OF CAPITAL: ASSUMING FULL LOSS OF NOL


     Assumptions:                          Wedgestone
     ---------------------------------      -----------
     Pre-tax cost of debt (1)                  13.59%
     Rf (Risk Free Rate) (2)                    5.75%
     Rm (Market Return) - Rf (3)               12.25%
     T (Effective Tax Rate) (4)                40.00%

     Beta (Equity) (5)                           0.58
     Cost of Equity = Rf + Beta * (Rm - Rf)
     COST OF EQUITY                            12.86%

     Debt/Capitalization                       51.16%
     Equity/Capitalization                     48.84%
     ---------------------------------      -----------
     WACC (6)                                  12.53%


     ------------------------------------------------

     (1) Represents current pre-tax cost of debt (LTM Interest Expense/Average Total Debt).

     (2)  Based on 10 year treasury @ 12/19/97.

     (3)  Reflective of a required Mezzanine Financing return of 18%.

     (4)  Accounting for the loss of NOL carryforwards.

     (5)  Long term Beta vs. the S&P 500 as per Bloomberg @ 12/19/97

     (6)  WACC = (Debt/Capitalization) * After Tax Cost of Debt +
          (Equity/Capitalization) * Cost of Equity.

--------------------------------------------------------------------------------
CONFIDENTIAL                     (15)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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DISCOUNTED CASH FLOW ANALYSIS: Assuming Full Loss of NOL (1)
(In thousands except per share amounts)



                          Actual                 Forecast
                        --------  -------------------------------------
                          1996     1997    1998   1999   2000     2001
                        --------  ------  ------ ------ -----   -------
 Net Income              1,373    2,752   2,344  2,516  2,352    1,942
 Plus:  Interest         1,126      849     602    349    152      124

 Less:  Other             (116)     374     (44)   (43)    -        -
        Expense

 Plus:  Deferred           (82)    (439)     -       -     -        -
        Income Taxes
 Plus:  Depreciation &     771      911     773    723    471      466
        Amortization

 Less:  Increase/       (2,638)  (1,209    (263)   201    746      710
        (Decrease) in
        Working Capital

 Less:  Capital           (933)  (1,032    (500)  (500)  (500)    (500)
        Expenditures


 Free Cash Flow           (499)   2,206   2,912  3,246  3,221    2,742




                                                      Total Equity Value *
                                                      ---------------------

                                                 ------------------------------
                                                   Terminal Cash Flow Multiple
                                                 ------------------------------
                                                   4x     5x       6x      7x
                   Discount Rate   10.45%         8,234 10,077    11,919 13,762
                   -------------
                     (WACC)


                                                   Implied Per Share Value(2)
                                                   ---------------------------

                                               ---------------------------------
                                                   Terminal Cash Flow Multiple
                                               ---------------------------------
                                                   4x     5x       6x      7x
                   Discount Rate   10.45%        $0.37  $0.45    $0.53   $0.61
                   -------------
                     (WACC)





     ----------------------------------

(1 ) Valuation calculations performed using Wedgestone management's 1998-2001 projections
(2 ) Shares outstanding are fully diluted, including 995,000 options, exercisable at $.31, accounted for using Treasury Methodology.
*After subtracting net debt of $6.823m from the implied total enterprise value

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CONFIDENTIAL                     (16)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
--------------------------------------------------------------------------------



















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CONFIDENTIAL                     (17)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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WEDGESTONE FINANCIAL: HISTORICAL P/E RATIOS APPLIED TO 1997 ESTIMATED EARNINGS
(In thousands, except per share amounts)



                                        Mar-95  Jun-95  Sep-95  Dec-95  Mar-96 Jun-96  Sep-96  Dec-96 Mar-97 Jun-97 Sep-97 Dec-97
                                       -------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Price/Earnings Multiple                  5.19x  5.58x   4.85x    2.48x   3.30x  7.75x   5.90x   5.58x  4.57x  2.69x  1.98x   2.15x
Price based on 1997 Estimated Earnings  $0.68  $0.73   $0.63    $0.32   $0.43  $1.01   $0.77   $0.73  $0.59  $0.35  $0.26   $0.28
----------------------------------------------------------------------------------------------------------------------------------


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CONFIDENTIAL                     (18)                    COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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               -------------------------------------------------------
                               TRADING AND TRANSACTION
                                     COMPARABLES
               -------------------------------------------------------



--------------------------------------------------------------------------------
CONFIDENTIAL                                            COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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PUBLIC TRADING COMPARABLES

     Commonwealth Associates has been unable to identify any public company that could be considered a trading comparable for Wedgestone.

     Among the factors considered in determining comparability have been the Company's market value, management's characterization of the dynamics of the markets in which the Company's products compete, and the specific products manufactured and sold by the Company.

     We have provided a summary analysis of the trading shares of 50 different automotive parts companies that list as their primary Standard Industry Classification Code. We arbitrarily choose to remove all companies with market capitalization of over $2 Billion (these Companies were Allied Signal, Inc., Autoliv Inc., Dana Corp., Echlin Inc., ITT Industries, Inc., Magma Intl., Tenneco, Inc., TRW, Inc.). The high, low and average multiples for Companies are attached.

--------------------------------------------------------------------------------
CONFIDENTIAL                     (20)                   COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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                 ----------------------------------------------------
                                 5-YEAR BUSINESS PLAN
                              MANAGEMENT'S AND OPERATING
                                     ASSUMPTIONS
                 ----------------------------------------------------



--------------------------------------------------------------------------------
CONFIDENTIAL                                            COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
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SALES AND COST OF SALES:

     Values are the result of product line forecasts that reflect units, sales and gross margin percents. Sales assumptions are as follows:

     Bumpers        (35%) decline in 1998: (20%) decline per year thereafter

     Drop Centers   (35%) decline in 1998: (20%) decline per year thereafter

     Mount Kits     (35%) decline in 1998: (20%) decline per year thereafter

     Ford           25% of take rate estimate

     GM             25% of take rate estimate

     The heavy decline in bumper, drop centers and mount kits in 1998 and 1999 reflect the remainder of the dealers who are likely to cease buying bumpers due to model year changeovers planned in 1998.

SELLING COSTS:

     Since 1997 sales costs are mostly after-market related, they are used as a base for 1998 thru 2001. Added to this selling cost base are variable sales costs equal to 8% of incremental sales above 1997 levels. This variable factor is lower than historical due to the lower sales and marketing costs associated with OE sales.

ADMINISTRATIVE COSTS:

     Administrative costs are based on 1997 levels. Added to this base, are variable administrative costs with a growth component of 3% on incremental sales above 1997 levels. Administrative costs have also been increased by a one time $250,000 to account for salary and fringe benefit growth.

--------------------------------------------------------------------------------
CONFIDENTIAL                     (22)                   COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
--------------------------------------------------------------------------------

SUMMARY INCOME STATEMENT (1)(2)


-----------------------------------------------------------------------------------------------------------------------------------
                                                    1996A        1997P          1998P         1999P        2000P          2001P
-----------------------------------------------------------------------------------------------------------------------------------
 Revenues:

 Sales:                                               46, 286       50,340         52,180        51,020       46,730         42,640

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 Total Revenues                                        46,286       50,340         52,180        51,020       46,730         42,640
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 CGS                                                   31,560       32,787         33,987        33,336       30,569         27,934
-----------------------------------------------------------------------------------------------------------------------------------

                              Sales & Marketing         7,228        7,386          7,533         7,440        7,097          6,770
                         General Administrative         4,727        5,986          5,994         5,568        4,909          4,506
-----------------------------------------------------------------------------------------------------------------------------------
 Total Expenses                                        11,955       13,372         13,527        13,008       12,006         11,276
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 Income from Operations                                 2,771        4,181          4,666         4,676        4,155          3,430
-----------------------------------------------------------------------------------------------------------------------------------

                                       Goodwill            49           44             44            43          -              -
-----------------------------------------------------------------------------------------------------------------------------------
                         Other expense (income)            67        (418)            -             -            -              -
-----------------------------------------------------------------------------------------------------------------------------------
                               Interest Expense         1,126          849            602           349          152            124
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 Pre-Tax Income                                         1,529        3,706          4,020         4,284        4,003          3,306
-----------------------------------------------------------------------------------------------------------------------------------

                                            Tax           156          954          1,676         1,768        1,651          1,364
-----------------------------------------------------------------------------------------------------------------------------------
                                     Tax Rate %           10%          26%            42%           41%          41%            41%
-----------------------------------------------------------------------------------------------------------------------------------
 Net Income                                             1,373        2,752          2,344         2,516        2,352          1,942
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                            EPS         $0.06        $0.13          $0.11         $0.11        $0.11          $0.09

 SHARES OUT*                                           21,886       21,886         21,886        21,886       21,886         21,886
-----------------------------------------------------------------------------------------------------------------------------------



1 Company projections are modified to reflect that no transaction had occurred. 2 These projections have been provided to Commonwealth Associates by Management of Wedgestone Financial

--------------------------------------------------------------------------------
CONFIDENTIAL                     (23)                   COMMONWEALTH ASSOCIATES

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     WEDGESTONE FINANCIAL
--------------------------------------------------------------------------------

    SUMMARY BALANCE SHEET


                                                  --------------------------------------------------------------------------------
                                                    1996A        1997P          1998P         1999P        2000P          2001P
                                                  --------------------------------------------------------------------------------
 ASSETS:
---------------------
---------------------
 Cash Equivalents                                        344          979            693         1,275        5,143           8,371
 Receivables                                           7,282        7,650          7,930         7,753        7,101           6,480
 Current Inventory                                     4,619        5,800          6,012         5,879        5,384           4,913
 Other Assets                                            565          500            550           550          550             550
 Deferred Income Taxes                                   477        1,066          1,167         1,090          900               0


 Land                                                    500          500            500           500          500             500
 Buildings and Improvements                            1,229        1,275          1,575         1,575        1,575           1,575
 Machinery, Equipment and Tooling                      8,440        9,300          9,500        10,000       10,500          11,000
 Furniture and Office Equipment                        1,324        1,450          1,450         1,450        1,450           1,450
 Accumulated Depreciation                              8,256        9,124          9,853        10,533       11,004          11,470
 Net Property Plant and Equipment                      3,237        3,401          3,172         2,992        3,021           3,055

 Deposits                                                253          207            100           100          100             100
 Non Cash investments                                     82            0              0             0            0               0
 Long Term Notes Receivable                               81        1,900          1,900         1,900        1,900           1,900
 Real Estate Held for Investment                       1,086          196            210           210          210             210
 Deferred Income Taxes                                 2,196        2,046          1,990           900            0               0

 Goodwill & Other Intangibles                            130           87             43             0            0               0

-----------------------------------------------------------------------------------------------------------------------------------
 Total Assets                                         20,352       23,832         23,767        23,649       24,309          25,579
-----------------------------------------------------------------------------------------------------------------------------------

 LIABILITIES:
-------------------------
-------------------------
 Current Portion of Long-term Debt                       558          540            234           290          290             116
 Revolver                                              5,394        5,970          4,000         1,000        1,000           1,000
 Accounts Payable                                      3,882        4,707          4,879         4,770        4,369           3,987
 Other liabilities                                     2,128        1,450          1,450         1,450        1,450           1,450
-----------------------------------------------------------------------------------------------------------------------------------

 Long Term Debt                                        1,269        1,292            987           406          116               0

-----------------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                    13,231       13,959         11,550         7,916        7,225           6,553
-----------------------------------------------------------------------------------------------------------------------------------

 STOCKHOLDER'S EQUITY
-------------------------
-------------------------
 Common Stock                                         21,886       21,886         21,886        21,886       21,886          21,886
 Paid-in capital                                      31,396       31,396         31,396        31,396       31,396          31,396
 Retained earnings                                   (46,163)     (43,411)       (41,067)      (38,551)     (36,200)        (34,258)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 Total stockholder's equity                            7,119        9,871         12,215        14,731       17,082          19,024
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholder's equity           20,350       23,830         23,765        22,647       24,307          25,577
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------



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CONFIDENTIAL                     (24)                   COMMONWEALTH ASSOCIATES

--------------------------------------------------------------------------------
     WEDGESTONE FINANCIAL
--------------------------------------------------------------------------------

SUMMARY CASH FLOW STATEMENT

                                                   --------------------------------------------------------------------------------
                                                     1996A       1997P          1998P         1999P        2000P          2001P
                                                   --------------------------------------------------------------------------------
                                       Net Income                   2,752          2,344         2,516      2,352          1,942
 Adjustments to reconcile net income to net
    cash used in operating activities
                    Depreciation and Amortization                     911            773           723          471             466
                            Deferred Income Taxes                    (439)           (45)        1,167        1,090             900

 Changes in working capital:
                              Accounts Receivable                    (368)          (280)          177          652             621

                                      Inventories                  (1,181)          (212)          133          495             471
        Prepaid expenses and other current assets                      65            (50)          -            -               -
                                 Accounts payable                     825            172          (109)        (401)           (382)
                        Other accrued liabilities                    (678)           -             -            -               -
                     Other assets and liabilities                     128            107           -            -               -
-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Provided by Op. Activities                                2,015          2,809         4,607        4,659           4,018

 Cash Flows From Investing Activities

  Proceeds from sale of real estate and equipment                     890            (14)          -            -               -
                   Investment in notes receivable                  (1,819)           -             -            -               -
       Acquisition costs paid & Stock repurchased                     -                                         -               -
                             Capital expenditures                  (1,032)          (500)         (500)        (500)           (500)
-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Used in Investing Activities                             (1,961)          (514)         (500)        (500)           (500)

 Cash Flows From Financing Activities
                     Borrowings on long-term debt                       5           (611)         (525)        (290)           (290)
                 Net borrowings on revolving debt                     576         (1,970)       (3,000)         -               -

-----------------------------------------------------------------------------------------------------------------------------------
 Net Cash Provided by Financing Activities                            581         (2,581)       (3,525)        (290)           (290)
-----------------------------------------------------------------------------------------------------------------------------------

                  Net Increase (Decrease in Cash)                     635           (286)          582        3,869           3,228

                          Beginning Cash Balance*                     344            979           693        1,275           5,143

                              Ending Cash Balance                     979            693         1,275        5,143           8,371
                                                   --------------------------------------------------------------------------------

                             Average Cash Balance                     661            836           984        3,209           6,757



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CONFIDENTIAL                     (25)                   COMMONWEALTH ASSOCIATES

--------------------------------------------------------------------------------
     WEDGESTONE FINANCIAL
--------------------------------------------------------------------------------

BOOK VALUE PER SHARE

     Book Value:             9.184mm

     Shares Outstanding:    21.886mm

     Book Value per Share:    $.42



    * Based on Wedgestone Financial's unaudited financials for the quarter ended September 30, 1997.

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CONFIDENTIAL                     (26)                   COMMONWEALTH ASSOCIATES